Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Jones Soda Co.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, no par value per share(3)	Rule 457(o)	—	—	$5,750,000	$0.0001531	$880.33
Fees to Be Paid	Equity	Representative’s warrants (4)	Rule 457(g)	—	—	—	—	—
Fees to Be Paid	Equity	Common stock, no par value per share, underlying Representative’s Warrants(5)	Rule 457(g) and 457(o)	—	—	$287,500	$0.0001531	$44.02
Total Offering Amounts						$6,037,500		$924.34
Total Fees Previously Paid								$—
Total Fee Offsets								—
Net Fee Due								$924.34

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement shall also cover any additional shares of common stock, no par value per share (“Common Stock”), of Jones Soda Co. (the “Registrant”), that may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(3)	Includes the aggregate offering price of additional shares of Common Stock that the underwriters have the right to purchase from the Registrant, if any.

(4)	No separate registration fee is required pursuant to Rule 457(g) of the Securities Act.

(5)

The Representative’s Warrants entitle the holder to purchase 5% of the shares of Common Stock sold in the offering at a per share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), the proposed maximum aggregate offering price of the Representative’s Warrants is $287,500, which is equal to 100% of $287,500 (5% of the proposed maximum aggregate offering price of $5,750,000).